Exhibit 99.1

Ramaco Resources, Inc. Completes $34,500,000 Senior Unsecured Notes Offering

Company Release – July 13, 2021

LEXINGTON, KY – (PR NEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco Resources” or the “Company”) announced today the closing of its previously announced public offering (the “Offering”) of senior unsecured notes due 2026 (the “Notes”). Due to strong demand, the size of the Offering has been increased from the previously announced $25.0 million aggregate principal amount to $30.0 million aggregate principal amount of Notes. On July 12, 2021, the underwriters exercised their option to purchase an additional $4.5 million aggregate principal amount of Notes. The Notes will mature on July 30, 2026, unless redeemed prior to maturity. The Notes will bear interest at a rate of 9.00% per year, payable in arrears on the 30th day of January, April, July and October of each year, commencing on July 30, 2021, and at maturity. The Company may redeem the Notes in whole or in part, at the Company’s option, at any time on or after July 30, 2023 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, the Company may redeem the Notes, in whole, but not in part, at any time at the Company’s option, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption, upon the occurrence of certain change of control events.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding future acquisitions and investments, making capital expenditures and funding working capital. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

In connection with the Offering, the Company has applied to list the Notes on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “METCL.” If approved for listing, trading on the NASDAQ is expected to commence within 30 days after the Notes are first issued.

B. Riley Securities, Inc., Ladenburg Thalmann & Co. Inc., and William Blair & Company, L.L.C. will act as joint book-running managers for the Offering. Aegis Capital Corp., The Benchmark Company, LLC and B.C. Ziegler & Company will act as co-managers for the Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes may only be offered and sold under the Company’s registration statement on Form S-1, which was filed with the Securities and Exchange Commission (“SEC”) and is effective. A copy of the registration statement related to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus related to the Offering may be obtained from the offices of B. Riley Securities, Inc. at 1300 North 17th Street, Suite 1400, Arlington, VA 22209, by calling (703) 312-9580 or by emailing prospectuses@brileyfin.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the impact of the COVID-19 global pandemic, unexpected delays in our current mine development activities, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, or further decline of demand for coal in export markets and underperformance of the railroads. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia. The Company has five active mines operating from two mining complexes at this time.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com.

Contact:

Phone: 859-244-7455
E-mail: info@ramacocoal.com

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